UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2000

             FLORIDINO'S INTERNATIONAL HOLDINGS INC.
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       (Exact name of registrant as specified in its charter)

        FLORIDA                             59-3479186
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(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

3560 Cypress Gardens Road
Winter Haven, Florida                         33884
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(Address of principal executive offices)    (Zip Code)


Registrant's telephone number             (941) 326-1006
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FORWARD LOOKING STATEMENTS

Except for the Historical Information Contained Herein, Certain Matters Discussed in this Report May Be Considered "Forward-looking Statements" Within The Meaning of The Securities Act of 1933 And The Securities Exchange Act of 1934, as Amended by The Private Securities Litigation Reform Act of 1995. Those Statements Include Statements Regarding The Intent, Belief or Current Expectations of The Company and Members of its Management as Well as the Assumptions on Which Such Statements Are Based. Prospective Investors Are Cautioned That Any Such Forward-looking Statements Are Not Guarantees of Future Performance and Involve Risks and Uncertainties, and That Actual Results May Differ Materially from Those Contemplated by Such Forward-looking Statements. Important Factors Currently Known to Management That Could Cause Actual Results to Differ Materially from Those in Forward-looking Statements Include "The Company's Operating Results Could Fluctuate, Causing Its Stock Price to Fall", "If the Company Cannot Integrate Acquired Companies in its Business, its Profitability May Be Adversely Effected", and "The Company May Not Be Able to Compete Successfully Against Other Companies." These and Additional Important Factors to Be Considered Are Set Forth in the Safe Harbor Compliance Statement for Forward-looking Statements the Company Undertakes No Obligation to Update or Revise Forward-looking Statements to Reflect Changed Assumptions, the Occurrence of Unanticipated Events or Changes to Future Operating Results.


Item 2.  Acquisition or Disposition of Assets

     As of January 17, 2000, Floridino's International Holdings, Inc., acquired one hundred (100%) percent of the outstanding shares of common stock of Triton Prestige Products, Inc., a Florida Corporation, in exchange for Fifty Thousand (50,000) shares of restricted common stock of Floridino's subject to a three (3) year lock up agreement.

     Under the acquisition, Floridino's will acquire a valid lease agreement, held by Triton, on a space of approximately 9,750 square feet at the Sands Commerce Center in Palm City, Florida. The lease is for a period of ten (10) years and expires on December 31, 2009. Also under the acquisition, Triton shall be relieved from all debt by the sellers of the Triton common stock and shall indemnify and hold Floridino's harmless against any claim which may arise as to any of the accounts payable debt of Triton. In addition, Floridino's acquired under the parties' Purchase Agreement various equipment which were previously used in the operation of Triton. The equipment includes various restaurant equipment and office equipment, including desks chairs, which are more particularly set forth in the attached Purchase Agreement.

     Triton Prestige Products has been operating since July 1999. Its primary business is to provide frozen pizza products to institutions, schools and governmental entities for consumption in their cafeterias. Triton believes that it will generate sales of $1,500,000.00 over the next year based on its current capacity. Subsequent to the acquisition, Triton will operate as a wholly owned subsidiary of Floridino's. The Company intends to continue to operate Triton under the Triton brand name and label.

     Under the terms of the acquisition, Floridino's issued 50,000 shares of its common stock to the share holders of Triton for the purpose of acquiring all of the outstanding shares of Triton. Triton's total assets at the time of purchase were $106,000. Triton's net loss from inception to the time of purchase was ($43,000.00). After reviewing the transaction, and utilizing the purchase method of accounting to record the business combination, Floridino's asserted that the acquisition did not exceed the 20% threshold in any of the tests outline in Rule 310(c). Therefore, no certified financial statement for Triton are required to be prepared for this filing.


ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     As of January 17, 2000, the Company dismissed the certified public accounting firm, Infante, Lago and Company, as a result of the departure of Jesus Lago, the partner overseeing the audit and financial reporting of the Company. Mr. Lago has become a partner of the certified public accounting firm of Berkovitz and Company, P.A., located in the State of Florida, and the Company has elected to retain this firm for the purpose of conducting future audits of the Company and for providing financial reports for the Company.

     The decision to dismiss Infante Lago and Company was based solely on the departure of Mr. Lago from that firm and did not stem from any disagreement between the Company and Infante Lago on any matter of accounting principles, practices, financial statements, disclosure or auditing practices or procedures. No such disagreements existed between the Company and Infante Lago prior to their dismissal. Infante Lago and Company has been provided with a copy of this Form 8-K and, in accordance with the relevant provisions of Regulation S-K, has provided a letter indicating whether it agrees with the contents of this Form 8-K.

     The engagement of the accounting firm of Berkovits & Company has commenced on January 17, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 7.1   Letter from Infante, Lago and Company

Exhibit 7.2   Purchase Agreement

SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: January 21, 2000
Floridino's International Holdings Inc.
(Registrant)

/s/ Michael Floridino
President